Exhibit 99.2

1 XpresSpa Group (XSPA) XpresCheck ® / XpresSpa ® / Treat ॾ September 13 - 15, 2021 HC Wainwright 23rd Annual Global Investment Conference

Highlights

- XpresSpa Group (XSPA) is a leading Global Health & Wellness Holding Company operating:
    - XpresCheck : 13 locations / 11 airports
    - XpresSpa : 43 locations / 21 airports (majority closed)
    - Treat : 2 locations / 2 airports expected by end of Q4
- Strong balance sheet: $102.5M Cash
- Proven management team
- Successful pivot with creation of XpresCheck

XpresSpa Group

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3 - XpresCheck is the largest, growing COVID - 19 Testing company in U.S. airports - Healthy, growing Revenue and proforma Margins (30+%) - Contracted relationships with major Airports (JFK, SFO, ATL), major Airlines (United, Delta, El Al) and Government Agencies (CDC)

4 XpresCheck 12 Month Ramp Note: This is NOT GAAP Revenue. Company recognizes revenue under the terms of its Management Services Agreements (MSAs)

5 Growing Federal Support - CARES Act provided $10 billion in funding for airports (April 2020) - FAA granted US Airports $8 billion in Pandemic Relief (June 2021) - Biden Admin Proposes $65B Plan to prepare for Future Pandemics (September 2021) “The Biden administration on Friday (Sept 3) released a $65 billion plan to prepare and protect the United States for future pandemics, including by expanding the supply of vaccines, therapeutics and diagnostic tests ; streamlining FDA’s regulatory processes; enhancing early warning and real - time monitoring capabilities ; and ramping up the supply of effective, affordable and innovation personal protective equipment.” (Inside Health Policy, Sept 3)

6 Future National Threats - SARS - CoV - 2 variants - Other infectious diseases - Biological warfare Solution XpresSpa Group is the only experienced Health & Wellness business operating in every major international airport in the U.S .

7 - Contracting with CDC on first of its kind SARS - CoV - 2 variant biosurvellience program in U.S. airports - Collaborating with Ginkgo Bioworks - Uniquely positioned to scale and capitalize on potential $65B in Fed spending

8 XpresCheck Revenue Projection

9 - Largest Global Airport Wellness Operator (15+ years) - Closed 50 units / 25 airports March 2020 - Reopened 9 units / 7 airports - Expect to reopen additional 7 - 8 units Q4 2021 - Adjusted Services and Product Mix - Initial Sales lag airport traffic, modified operating hours down to busiest - Historical $45M+ Annual Revenue with 20+% Operating Margin

10 - New Multi - channel Travel Health and Wellness Brand - Launched Treatcare.com June 2021 - Launched Treat App w/ on - demand telehealth August 2021 - Launching JFK and PHX airport onsite locations Q4 2021

11 XpresSpa Group Revenue Projections

12 Management Doug Satzman, CEO - Starbucks Coffee - Le Pain Quotidien James Berry, CFO - ClearChoiceMD Urgent Care - CareWell Urgent Care Scott Milford, COO - Soul Cycle - Starbucks Coffee *see more information on Management page on www.xpresspagroup.com

13 XSPA Stock Stock Price: (Close 9/9) (Close 12/31) $1.83 $1.19 Market Cap: Current 12/31/2020 $192.1 M $111.9 M Shares Outstanding 105.5 M Cash (6/30/2021) $102.5 M Total Assets $120.1 Total Liabilities $26.4

14 Disclaimers Forward - Looking Statements This presentation contains "forward - looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Sec tion 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "belie ves ," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or ot her comparable terminology. Forward - looking statements relating to expectations about future results or events are based upon information avail able to XpresSpa Group as of the date of the presentation and are not guarantees of the future performance of the Company, and actual results ma y vary materially from the results and expectations discussed. Additional information concerning these and other risks is conta ine d in XpresSpa Group’s most recently filed Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, and othe r Securities and Exchange Commission filings. All subsequent written and oral forward - looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward - looking statements to reflect events or circumstances that may arise after the date hereof. Projections The financial projections, estimates and targets in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of XpresSpa Group, Inc . While all financial projections, estimates and targets are necessarily speculative XpresSpa Group, Inc . believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . The assumptions and estimate underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets . The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that XpresSpa Group, Inc . or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Trademark Usage XpresSpa Group, the XpresSpa Group logo, and other XpresSpa Group trademarks, service marks, and designs are registered or unregistered trademarks of XpresSpa Group Inc . and its subsidiaries in the United States and in foreign countries . This presentation contains trade names, trademarks and service marks of other companies . All such trade names, trademarks and service marks of other companies are property of their respective owners . Use of Non - GAAP Financial Measures XpresSpa uses GAAP and non - GAAP measurements to assess the trends in its business . Items XpresSpa reviews on an ongoing basis are revenues, comparable store sales (which it defines as sales from stores opened longer than a year compared to the same period sales of those stores a year ago), store contribution margins, and number of transactions (which is a way to measure traffic in spas) . In addition, XpresSpa monitors stores’ performance compared to its model store metrics to ensure that it is consistently opening spas that have the same or similar return dynamics as historical stores . XpresSpa believes the trends exhibited by its business are strong and substantiate its continued investment in additional locations and infrastructure .